UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       January 29, 2009

Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)
Colorado
(State or other jurisdiction of incorporation)
001-32994	98-0461154
(Commission File Number)	(I.R.S. Employer Identification No.)

800, 326-11th Avenue SW Calgary, Alberta Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

(403) 263-1623
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS FOR CERTAIN OFFICERS.
(b)	Resignation of Principal Financial Officer

Oilsands Quest Inc. (the “Company”) previously announced in its Form 10-Q for the fiscal quarter ended October 31, 2008 that Karim Hirji, the Chief Financial Officer, would be reducing his roles and responsibilities in 2009 for personal and family health reasons. On January 29, 2009, Mr. Hirji informed the Company that he is resigning from his position as the Chief Financial Officer effective February 23, 2009.

(c)	Appointment of Principal Financial Officer.

The Company announced today that effective February 23, 2009, Garth Wong CA, will become the Company’s Chief Financial Officer.

Mr. Wong (age 51) has since 2005 been Principal and Vice President of Sokol Developments Inc., a private real estate company involved in development of commercial and residential properties in Calgary. Prior to that, Mr. Wong served as Vice President and Comptroller for TransAlta Corporation, Canada’s largest investor-owned wholesale power generator and marketing company, where he was responsible for financial reporting, planning, taxation and budgeting, as well as financial systems and processes. Mr. Wong has an additional 18 years of industry experience, including accounting and financial responsibilities with Union Pacific Resources Inc. (formerly Norcen Energy Resources) and KPMG LLP. Mr. Wong has a Bachelor of Commerce degree from the University of Calgary and holds a professional designation as a Chartered Accountant (Alberta).

Since May 1, 2007 (the beginning of the Company’s last fiscal year for which audited financial statements are available), Mr. Wong has not had a direct or indirect material interest in any transaction or in any proposed transaction with the Company. Further, there are no family relationships between Mr. Wong and any director or other executive officer of the Company.

In connection with Mr. Wong’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Wong. The employment agreement provides for an indefinite term and provides that Mr. Wong will initially receive a base salary of $240,000 (CDN).  Additionally, Mr. Wong is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and may be paid bonuses in amounts and on such terms and conditions as determined by the Board of Directors. The employment agreement provides that upon a termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the agreement), Mr. Wong will receive (a) if the termination occurs on or prior to February 23, 2010, a lump sum payment equal to 3 months of his base salary (or 6 months of his base salary upon triggering events or a change of control),  or (b) if the termination occurs after February 23, 2010, a lump sum payment equal to up to 18 months of his monthly base salary at the time of termination.  In addition, if the termination, triggering event or change of control occurs after February 23, 2010, Mr. Wong is entitled to a further lump sum payment derived from the value of the benefits provided to Mr. Wong by the Company, and a lump sum payment based on the average annual bonus (for the previous 3 years) paid to Mr. Wong. The employment agreement provides that the actual sum of each of these lump sum payments will depend on the amount of time Mr. Wong has served as a Company employee.

The foregoing description is qualified in its entirety by reference to the Mr. Wong’s employment agreement, a copy of which will be filed with the Securities and Exchange Commission by the applicable deadline.

ITEM 8.01	OTHER EVENTS

On February 4, 2009, the Company issued a press release announcing the resignations and appointments referred to in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 4, 2009

OILSANDS QUEST INC. (Registrant)
By:	/s/ Jamey Fitzgibbon
Name: Jamey Fitzgibbon Title: President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated February 4, 2009.